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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


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                           WILLIS CORROON CORPORATION

                      9% Senior Subordinated Notes due 2009




                                    ---------


                                    INDENTURE



                          Dated as of February 2, 1999



                                    ---------





                              The Bank of New York,

                                     Trustee





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                                TABLE OF CONTENTS

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                                                 ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................1
         SECTION 1.01.  DEFINITIONS......................................................................1
         SECTION 1.02.  OTHER DEFINITIONS...............................................................20
         SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...............................21
         SECTION 1.04.  RULES OF CONSTRUCTION...........................................................22

                                                 ARTICLE 2

THE NOTES...............................................................................................22
         SECTION 2.01.  PRINCIPAL AMOUNT AND MATURITY...................................................22
         SECTION 2.02.  FORM AND DATING.................................................................22
         SECTION 2.03.  EXECUTION AND AUTHENTICATION....................................................23
         SECTION 2.04.  REGISTRAR AND PAYING AGENT......................................................23
         SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.............................................24
         SECTION 2.06.  NOTEHOLDER LISTS................................................................24
         SECTION 2.07.  TRANSFER AND EXCHANGE...........................................................24
         SECTION 2.08.  REPLACEMENT NOTES...............................................................25
         SECTION 2.09.  OUTSTANDING NOTES...............................................................26
         SECTION 2.10.  TEMPORARY NOTES.................................................................26
         SECTION 2.11.  CANCELATION.....................................................................26
         SECTION 2.12.  DEFAULTED INTEREST..............................................................26
         SECTION 2.13.  "CUSIP" OR "ISIN" NUMBERS.......................................................26

                                                 ARTICLE 3

REDEMPTION..............................................................................................27
         SECTION 3.01.  NOTICES TO TRUSTEE..............................................................27
         SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED...............................................27
         SECTION 3.03.  NOTICE OF REDEMPTION............................................................27
         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION..................................................28
         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.....................................................28
         SECTION 3.06.  NOTES REDEEMED IN PART..........................................................28

                                                 ARTICLE 4

COVENANTS...............................................................................................29
         SECTION 4.01.  PAYMENT OF NOTES................................................................29
         SECTION 4.02.  SEC REPORTS.....................................................................29
         SECTION 4.03.  LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                  DISQUALIFIED STOCK....................................................................30
         SECTION 4.04.  LIMITATION ON RESTRICTED PAYMENTS...............................................34
         SECTION 4.05.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                                    SUBSIDIARIES........................................................41
         SECTION 4.06.  ASSET SALES.....................................................................42
         SECTION 4.07.  TRANSACTIONS WITH AFFILIATES....................................................45
         SECTION 4.08.  CHANGE OF CONTROL...............................................................46
         SECTION 4.09.  COMPLIANCE CERTIFICATE..........................................................47
         SECTION 4.10.  FURTHER INSTRUMENTS AND ACTS....................................................48

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
         SECTION 4.11.  LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED
                                    SUBSIDIARIES........................................................48
         SECTION 4.12.  LIENS...........................................................................49
         SECTION 4.13.  LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS............................49
         SECTION 4.14.  ADDITIONAL AMOUNTS..............................................................49

                                                 ARTICLE 5

SUCCESSOR COMPANY.......................................................................................50
         SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY
                                     ALL ASSETS.........................................................50

                                                 ARTICLE 6

DEFAULTS AND REMEDIES...................................................................................52
         SECTION 6.01.  EVENTS OF DEFAULT...............................................................52
         SECTION 6.02.  ACCELERATION....................................................................54
         SECTION 6.03.  OTHER REMEDIES..................................................................54
         SECTION 6.04.  WAIVER OF PAST DEFAULTS.........................................................54
         SECTION 6.05.  CONTROL BY MAJORITY.............................................................55
         SECTION 6.06.  LIMITATION ON SUITS.............................................................55
         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT............................................55
         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE......................................................55
         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM................................................56
         SECTION 6.10.  PRIORITIES......................................................................56
         SECTION 6.11.  UNDERTAKING FOR COSTS...........................................................56
         SECTION 6.12.  WAIVER OF STAY OR EXTENSION LAWS................................................56

                                                 ARTICLE 7
TRUSTEE.................................................................................................57
         SECTION 7.01.  DUTIES OF TRUSTEE...............................................................57
         SECTION 7.02.  RIGHTS OF TRUSTEE...............................................................58
         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE....................................................59
         SECTION 7.04.  TRUSTEE'S DISCLAIMER............................................................59
         SECTION 7.05.  NOTICE OF DEFAULTS..............................................................59
         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS...................................................59
         SECTION 7.07.  COMPENSATION AND INDEMNITY......................................................59
         SECTION 7.08.  REPLACEMENT OF TRUSTEE..........................................................60
         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER.....................................................61
         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION...................................................61
         SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER................................61

                                                 ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE......................................................................61
         SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.....................................61
         SECTION 8.02.  CONDITIONS TO DEFEASANCE........................................................63
         SECTION 8.03.  APPLICATION OF TRUST MONEY......................................................64
         SECTION 8.04.  REPAYMENT TO ISSUER.............................................................64
         SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS............................................64
         SECTION 8.06.  REINSTATEMENT...................................................................64
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                                                 ARTICLE 9
AMENDMENTS..............................................................................................65
         SECTION 9.01.  WITHOUT CONSENT OF HOLDERS......................................................65
         SECTION 9.02.  WITH CONSENT OF HOLDERS.........................................................66
         SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.............................................67
         SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS AND WAIVERS...................................67
         SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES................................................67
         SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS......................................................67
         SECTION 9.07.  PAYMENT FOR CONSENT.............................................................68

                                                ARTICLE 10

SUBORDINATION...........................................................................................68
         SECTION 10.01.  AGREEMENT TO SUBORDINATE.......................................................68
         SECTION 10.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY...........................................68
         SECTION 10.03.  DEFAULT ON SENIOR INDEBTEDNESS.................................................68
         SECTION 10.04.  ACCELERATION OF PAYMENT OF NOTES...............................................69
         SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER............................................69
         SECTION 10.06.  SUBROGATION....................................................................69
         SECTION 10.07.  RELATIVE RIGHTS................................................................70
         SECTION 10.08.  SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER....................................70
         SECTION 10.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.............................................70
         SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.......................................70
         SECTION 10.11.  ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR
                                     LIMIT RIGHT TO ACCELERATE..........................................70
         SECTION 10.12.  TRUST MONEYS NOT SUBORDINATED..................................................71
         SECTION 10.13.  TRUSTEE ENTITLED TO RELY.......................................................71
         SECTION 10.14.  TRUSTEE TO EFFECTUATE SUBORDINATION............................................71
         SECTION 10.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS  OF SENIOR
                                     INDEBTEDNESS.......................................................71
         SECTION 10.16.  RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS
                                     ON SUBORDINATION PROVISIONS........................................71
         SECTION 10.17.  TRUSTEE'S COMPENSATION NOT PREJUDICED..........................................72
         SECTION 10.18.  DEFEASANCE.....................................................................72

                                                ARTICLE 11

GUARANTEES..............................................................................................72
         SECTION 11.01.  GUARANTEES.....................................................................72
         SECTION 11.02.  LIMITATION ON LIABILITY........................................................74
         SECTION 11.03.  SUCCESSORS AND ASSIGNS.........................................................74
         SECTION 11.04.  NO WAIVER......................................................................74
         SECTION 11.05.  MODIFICATION...................................................................75

         SECTION 11.06.  EXECUTION OF SUPPLEMENTAL INDENTURE FOR
                                     FUTURE GUARANTORS..................................................75

                                                ARTICLE 12

SUBORDINATION OF THE GUARANTEES.........................................................................75
         SECTION 12.01.  AGREEMENT TO SUBORDINATE.......................................................75
         SECTION 12.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY...........................................75
         SECTION 12.03.  DEFAULT ON SENIOR INDEBTEDNESS OF A GUARANTOR..................................76

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
         SECTION 12.04.  DEMAND FOR PAYMENT.............................................................76
         SECTION 12.05.  WHEN DISTRIBUTION MUST BE PAID OVER............................................77
         SECTION 12.06.  SUBROGATION....................................................................77
         SECTION 12.07.  RELATIVE RIGHTS................................................................77
         SECTION 12.08.  SUBORDINATION MAY NOT BE IMPAIRED BY A SUBSIDIARY
                                    GUARANTOR...........................................................77
         SECTION 12.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.............................................77
         SECTION 12.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.......................................78
         SECTION 12.11.  ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT
                                     RIGHT TO ACCELERATE................................................78
         SECTION 12.12.  TRUSTEE ENTITLED TO RELY.......................................................78
         SECTION 12.13.  TRUSTEE TO EFFECTUATE SUBORDINATION............................................78
         SECTION 12.14.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
                                     INDEBTEDNESS OF A GUARANTOR........................................79
         SECTION 12.15.  RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF
                                    A GUARANTOR ON SUBORDINATION PROVISIONS.............................79
         SECTION 12.16.  DEFEASANCE.....................................................................79

                                                ARTICLE 13

MISCELLANEOUS...........................................................................................79
         SECTION 13.01.  TRUST INDENTURE ACT CONTROLS...................................................79
         SECTION 13.02.  NOTICES........................................................................79
         SECTION 13.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS....................................80
         SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............................81
         SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................................81
         SECTION 13.06.  WHEN NOTES DISREGARDED.........................................................81
         SECTION 13.07.  RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR...................................81
         SECTION 13.08.  LEGAL HOLIDAYS.................................................................81
         SECTION 13.09.  GOVERNING LAW..................................................................82
         SECTION 13.10.  NO RECOURSE AGAINST OTHERS.....................................................82
         SECTION 13.11.  SUCCESSORS.....................................................................82
         SECTION 13.12.  MULTIPLE ORIGINALS.............................................................82
         SECTION 13.13.  TABLE OF CONTENTS; HEADINGS....................................................82



Appendix A        -  Provisions Relating to Initial Notes, Exchange Notes and Private
                     Exchange Notes
Exhibit A         -  Form of Initial Note
Exhibit B         -  Form of Exchange Note
Exhibit C         -  Form of Certificate to be Delivered in Connection with Transfers of
                     Regulation S Global Note
Exhibit D         -  Form of Transferee Letter of Representation
Exhibit E         -  Form of Supplemental Indenture

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


                                    INDENTURE dated as of February 2, 1999,
                           between WILLIS CORROON CORPORATION, a Delaware corporation (the "Issuer"), WILLIS CORROON GROUP
                           LIMITED, a company with limited liability organized under the laws of England and Wales (the "Company"), WILLIS CORROON PARTNERS, a Delaware general partnership ("USGP" and together with the Company, the "Guarantors") and THE BANK OF NEW YORK, a New
                           York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Issuer's 9% Senior
Subordinated Notes due 2009 issued on the date hereof (the "Initial Notes"),
(ii) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuer's 9% Senior Subordinated Notes due 2009 issued in the Registered Exchange Offer in exchange for any Initial
Notes (the "Exchange Notes"), and (iii) if and when issued as provided in the Registration Agreement, the Private Exchange Notes issued in the Private
Exchange (as defined in the Appendix) in exchange for any Initial Notes (the
"Private Exchange Notes" and together with the Initial Notes and any Exchange
Notes issued hereunder, the "Notes"). Except as otherwise provided herein, the Notes shall be limited to $550,000,000 in aggregate principal amount outstanding.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "ASSET SALE" means (i) the sale, conveyance, transfer or other disposition
(whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "DISPOSITION") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:




          (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

          (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

          (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.04;

          (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value of less than $2.5 million;

          (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (f) any exchange of like property pursuant to Section 1031 of the Code for use in a Similar Business;

          (g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including, without limitation, sale-leasebacks and asset securitizations;

          (i) foreclosures on assets;

          (j) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (b)(x) of the definition of Permitted Investments); and

          (k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

     "ASSOCIATE" means any Person engaged in a Similar Business of which at least 20% but not more than 50% of the Voting Stock thereof is owned by the Company or any Restricted Subsidiary.

     "BACS FACILITY" means a facility created to make automated payments through Banks' Automated Clearance System.

     "BOARD OF DIRECTORS" means the Board of Directors of the Issuer, the Company or any committee thereof duly authorized to act on behalf of such Board.

     "BUSINESS DAY" means each day which is not a Legal Holiday.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) pounds sterling,
(iii) Euro, (iv) Japanese Yen, (v) Canadian dollars, (vi) Australian dollars,
(vii) securities issued or directly and fully guaranteed or insured by the United States or United Kingdom government or any agency or instrumentality thereof with maturities of 24 months or less from the date of acquisition,
(viii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, (ix) repurchase obligations for underlying securities of the types described in clauses (vii) and (viii) entered into with any financial institution meeting the qualifications specified in clause (viii) above, (x) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (xi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(x) above, (xii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and (xiii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) through (vi) above, PROVIDED that such amounts are converted into any currency listed in clauses (i) through (vi) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

          (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (ii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total Voting Stock of the Company or any of its direct or indirect parent corporations.

     "CLOSING DATE" means November 19, 1998, the date on which the Subordinated Bridge Agreement was executed.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means, with respect to any Person, shares of common stock.

     "CONSOLIDATED" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

     "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and (c) the impact of any net payments or receipts related to Trinity Hedging Obligations, PROVIDED that any reduction of interest expense related to any net amounts to be received by Trinity are actually received by the Company within 31 days of the end of the period during which such reduction of interest expense was recorded; PROVIDED, HOWEVER, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense. Notwithstanding anything to the contrary stated above, Consolidated Interest Expense shall not include interest expense in respect of the Group Intercompany Notes; PROVIDED, HOWEVER, that such interest expense shall be included in Consolidated Interest Expense to the extent such interest expense is actually paid and not immediately repaid to the Company or a Restricted Subsidiary in respect of interest on any Trinity Intercompany Notes or Interim Refinancing Indebtedness.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; PROVIDED, HOWEVER, that (i) any net after-tax exceptional items (less all fees and expenses relating thereto) shall be excluded, (ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (iv) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded, (v) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; PROVIDED that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, (vi) the Net

Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (vii) the Net Income for such period of any Restricted Subsidiary (other than the Issuer and any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; PROVIDED that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments that could have been paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (viii) the after-tax impact of any net payments or receipts related to Trinity Hedging Obligations shall be included, PROVIDED that any reduction of interest expense related to any net amounts to be received by Trinity are actually received by the Company within 31 days of the end of the period during which such reduction of interest expense was recorded. Notwithstanding the foregoing, for the purpose of Section 4.04 only (other than clause (a)(3)(iv) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(iv). Notwithstanding anything to the contrary stated above, Consolidated Net Income shall not include (x) net after-tax income (net of any interest expense in respect of Group Intercompany Notes) relating to amounts received or accrued in respect of the Trinity Intercompany Notes and loans made in respect of Interim Refinancing Indebtedness or (y) net after-tax income (or losses) relating to payments received in respect of the Trinity Intercompany Notes or Interim Refinancing Indebtedness or payments made in respect of the corresponding Group Intercompany Note that are solely the result of exchange rate fluctuations or (z) net after-tax gain or loss relating to the impact of Facility Hedging Obligations being marked-to-market.

     "CONSORTIUM" means Guardian Royal Exchange, Royal & Sun Alliance Insurance Group, The Chubb Corporation, The Hartford Financial Services Group, Inc., The Tokio Marine and Fire Insurance Co., Limited and Travelers Property Casualty Corp. and their respective Affiliates or any replacement insurance company investors from time to time and their respective Affiliates.

     "CONSORTIUM PREFERRED STOCK" means (a) preferred stock of TA II having a liquidation preference of approximately $270,000,000 issued to the Consortium in connection with the Transactions and (b) any preferred stock that (i) is issued in exchange for, or to replace or refinance, all or a portion thereof, (ii) is not subject to mandatory redemption or redemption at the option of the holder thereof prior to the date that is six months later than the maturity date of the Notes and (iii) may include, at the election of TA II, (A) provisions for required cash dividends (at a rate per annum not in excess of 7 1/2%, or a higher rate if the payment of cash dividends in excess of 7 1/2% is stated in the provisions of such preferred stock to be subject to the limitations set forth in this Indenture), (B) provisions for transferability, (C) provisions for customary voting rights and/or board representation upon the occurrence of non-payment of dividends and (iv) other terms customary for public issuances of preferred stock.

     "CONTINGENT OBLIGATIONS" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

     "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of November 19, 1998, between Trinity and the Company in a form previously approved by the Administrative Agent under the Subordinated Bridge Agreement.

     "CONVERTIBLE LOAN" means an interest-free loan made by Trinity to the Company in exchange for a note that is convertible at the option of the Company into common equity interests in the Company, PROVIDED that the obligations of the Company under such note are subordinated in right of payment to the Notes in a form previously approved by the Administrative Agent under the Subordinated Bridge Agreement including, without limitation, that no payment may be made in respect of such note prior to the date that is 91 days after the Maturity Date.

     "CREDIT FACILITIES" means, with respect to the Company and the Issuer, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company or the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "DESIGNATED PREFERRED STOCK" means preferred stock of the Company, any of its direct or indirect parent corporations or the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company, any of its direct or indirect parent corporations or the Issuer, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in
Section 4.04(a)(3).

     "DESIGNATED SENIOR INDEBTEDNESS" means (i) Senior Indebtedness under the Senior Credit Facilities and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as Designated Senior Indebtedness.

     "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; PROVIDED, HOWEVER, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

     "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, PLUS (b) Consolidated Interest Expense of such Person for such period paid by such Person or any of its Restricted Subsidiaries during such period, in each case to the extent the same was deducted in calculating such Consolidated Net Income, PLUS (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, PLUS (d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising teams engaged in a Similar Business, PROVIDED that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful) (including such fees, expenses or charges related to the Transactions) and deducted in such period in computing Consolidated Net Income, PLUS (e) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income (including any one-time costs incurred in connection with acquisitions after the Closing
Date), PLUS (f) without duplication, any non-recurring charges relating to the Lloyd's Reconstruction and Renewal Plan, PLUS (g) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), PLUS (h) the amount of any minority interest expense deducted in calculating Consolidated Net Income, less, without duplication (i) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EQUITY OFFERING" means any public or private sale of common stock or preferred stock of the Company, any of its direct or indirect parent corporations or the Issuer (excluding Disqualified Stock), other than (i) public offerings with respect to the Company's Common Stock registered on Form S-8 and
(ii) any such public or private sale that constitutes an Excluded Contribution.

     "EURO" means the single currency of participating member states of the EMU.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EXCLUDED CONTRIBUTION" means net cash proceeds, marketable securities or Qualified Proceeds, in each case, received by the Company or the Issuer from (a) contributions to its common equity capital (other than, in the case of the Issuer, contributions by the Company) and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company or the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company or the Issuer, as the case may be, on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.04(a)(3).

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company or of any Restricted Subsidiary in existence on the Closing Date, PLUS interest accruing thereon, after application of the net proceeds of the loans made under the Subordinated Bridge Agreement.

     "FACILITY HEDGING OBLIGATIONS" means Hedging Obligations of the Company or the Issuer (other than Hedging Obligations entered into for speculative purposes) having an aggregate notional amount at any time outstanding not in excess of $1,175,000,000 less the notional amount of any Trinity Hedging Obligations outstanding at such time.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such

Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of (i) Disqualified Stock, (ii) preferred stock and (iii) to the extent paid pursuant to Section 4.04(b)(vi)(B), other Capital Stock of such Person.

     "FOREIGN SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

     "GAAP" means generally accepted accounting principles in the United Kingdom which are in effect on the Closing Date. For the purposes of this Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     "GROUP INTERCOMPANY NOTE" means a note issued by the Company or a Restricted Subsidiary in favor of Trinity (a) in consideration of the issuance of a Trinity Intercompany Note or (b) in connection with a loan made by Trinity to the Company or such Restricted Subsidiary out of the proceeds received from the issuance of a Trinity Intercompany Note, PROVIDED, in each case, that the obligations of the Company or such Restricted Subsidiary under such note are subordinated in right of payment to the Notes in a form previously approved by the Administrative Agent under the Subordinated Bridge Agreement including, without limitation, that no payment shall be made in respect of such note if any Default on the Notes or any default under the Senior Credit Facilities has occurred and is continuing.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     "GUARANTEE" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "GUARANTEED LOAN NOTES" means loan notes of Trinity issued pursuant to the offer at the election of holders of the shares, having the terms contained in the Guaranteed Loan Notes Instrument and guaranteed by The Chase Manhattan Bank, acting through its London branch.

     "GUARANTEED LOAN NOTES INSTRUMENT" means the Guaranteed Loan Notes Instrument in the form of Exhibit J to the Senior Bridge Facility.

     "GUARANTOR" means any Person that incurs a Guarantee; PROVIDED that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

     "HOLDER" or "NOTEHOLDER" means a holder of the Notes.

     "INDEBTEDNESS" means, with respect to any Person, (a) any indebtedness (including principal and premium) of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (iv) representing any Hedging

Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); PROVIDED, HOWEVER, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness, and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

     In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if (i) such Indebtedness is the obligation of a partnership or a joint venture that is not a Restricted Subsidiary (a "Joint Venture"), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse by, contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary (other than the General Partner) or (y) if less than the amount determined pursuant to clause
(x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by the Company or its Restricted Subsidiaries.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company or the Issuer, qualified to perform the task for which it has been engaged.

     "INTERIM FINANCINGS" means the Sponsor Promissory Note and the Senior Bridge Facility.

     "INTERIM REFINANCING INDEBTEDNESS" means indebtedness in respect of loans made to Trinity on the Closing Date by the Issuer using the proceeds from the borrowing under the Subordinated Bridge Agreement and the borrowing of term loans under the Senior Credit Facilities, the proceeds of which were used (a) directly or indirectly to repay the Interim Financings, (b) to make a Convertible Loan, substantially all the proceeds of which were used to repay indebtedness of the Company and its Subsidiaries existing on the Closing Date and required to be repaid under the Senior Credit Facilities and (c) to pay related fees and expenses.

     "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution and (iv) corresponding instruments in countries other than the United States or the United Kingdom customarily utilized for high-quality investments.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

     "ISSUANCE DATE" means February 2, 1999.

     "KKR" means Kohlberg Kravis Roberts & Co., L.P.

     "LETTER OF CREDIT OBLIGATIONS" means all Obligations in respect of Indebtedness of the Company with respect to letters of credit issued pursuant to the Senior Credit Facilities which Indebtedness shall be deemed to consist of
(a) the aggregate maximum amount available to be drawn under all such letters of credit (the determination of such aggregate maximum amount to assume compliance with all conditions for drawing) and (b) the aggregate amount that has been paid by, and not reimbursed to, the issuers of such letters of credit.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

     "MANAGEMENT GROUP" means the directors and executive officers of the Issuer, the Company or its direct or indirect parent corporations.

     "MATURITY DATE" is the maturity date for the Notes, February 1, 2009.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium (if any) and interest on Senior Indebtedness required (other than required by clause (i) of Section 4.06(b) to be paid as a result of such transaction) and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

     "OFFER PERIOD" means the period from the date of a Change of Control until and including the Change of Control Payment Date.

     "OFFERING MEMORANDUM" means the Offering Memorandum dated January 28, 1999, relating to the Issuer's 9% Senior Subordinated Notes due 2009.

     "OFFICER" means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company, the Issuer or any Guarantor, as applicable.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company or the Issuer, as the case may be, by two Officers of the Company or the Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or the Issuer, as applicable, that meets the requirements set forth in this Indenture.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Company or the Trustee.

     "PERMITTED ASSET SWAP" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of (i) Equity Interests in or assets of a Person engaged in a Similar Business and (ii) any cash or Cash Equivalents, PROVIDED that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

     "PERMITTED HOLDERS" means KKR, its Affiliates and the Management Group.

     "PERMITTED INVESTMENTS" means (a) with respect to fiduciary cash held by the Company or its Restricted Subsidiaries, Investments in which it is customary for Persons that are engaged in a Similar Business and that comply with all applicable laws and regulations; and (b) in all other cases (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in cash and Cash Equivalents or Investment Grade Securities; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (iv) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale; (v) any Investment existing on the Closing Date; (vi) advances to employees not in excess of $15.0 million outstanding at any one time, in the aggregate; (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (viii) Hedging Obligations permitted under Section 4.03(b)(x); (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (x) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds), not to exceed the greater of (A) $125.0 million or (B) 12.5% of Total Revenues at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xi) Investments the payment for which consists of Equity Interests of the Company, any of its direct or indirect parent corporations or the Issuer (exclusive of Disqualified Stock); PROVIDED, HOWEVER, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3); (xii) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or do consist of distributions made pursuant to Section 4.04(b)(xiii), not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xiii) guarantees (including Guarantees) of Indebtedness permitted under Section 4.03; (xiv) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (vi), (vii) and (xi) of such paragraph); (xv) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (xvi) any Investment by the Company or any Restricted Subsidiary in a Person that is an Associate on the Closing Date; and
(xvii) Investments relating to any special purpose Wholly Owned Subsidiary of the Company or the Issuer organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

     "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue or is to become due at the relevant time.

     "QUALIFIED PROCEEDS" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; PROVIDED that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock may exceed $25.0 million or more, the fair value shall be determined in writing by an independent investment banking firm of nationally recognized standing.

     "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

     "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

     "REDEMPTION DATE" means with respect to any redemption of Notes, the date of redemption with respect thereto.

     "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" means, at any time, the Issuer and any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

     "S&P" means Standard and Poor's Ratings Group.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SENIOR BRIDGE FACILITY" means the Credit Agreement dated as of July 22, 1998, as amended and restated as of September 25, 1998, and as amended on October 30, 1998 and November 13, 1998, among Trinity, the Company, the Issuer, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

     "SENIOR CREDIT FACILITIES" means the Credit Agreement dated as of July 22, 1998, as amended and restated as of September 25, 1998, and as amended on October 30, 1998 and November 13, 1998, among the Company, the Issuer, Trinity, the Lenders from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, including any collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, PROVIDED, HOWEVER, that in connection with any facilities which refund, replace or refinance such Credit Agreement there shall not be more than one facility at any one time that is identified as the Senior Credit Facilities and, if at any time there is more than one facility which would constitute the Senior Credit Facilities, the Issuer shall designate to the Trustee which one of such facilities shall be the Senior Credit Facilities for purposes of this Indenture.

     "SENIOR INDEBTEDNESS" means (i) the Obligations under the Senior Credit Facilities and (ii) the Obligations under any other Indebtedness permitted to be incurred by the Issuer under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, including, with respect to clauses (i) and (ii), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Senior Indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (1) any liability for federal, state, local or other taxes owed or owing by the Issuer,
(2) any obligation of the Issuer to its direct or indirect parent corporations or any of its Subsidiaries, (3) any accounts payable or trade liabilities (including obligations in respect of funds held for the account of third parties) arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) other than obligations in respect of letters of credit under the Senior Credit Facilities, (4) any Indebtedness that is incurred in violation of this Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer, (6) any Indebtedness, guarantee or obligation of the Issuer which is subordinate or junior to any other Indebtedness, guarantee or obligation of the Issuer, (7) Indebtedness evidenced by the Notes, (8) Indebtedness evidenced by the Group Intercompany Notes or the Convertible Loans and (9) Capital Stock of the Issuer. "Senior Indebtedness" of the Company or any Guarantor has a correlative meaning.

     "SENIOR SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuer, Indebtedness which ranks PARI PASSU in right of payment to the Notes and (b) with respect to any Guarantor, Indebtedness which ranks PARI PASSU in right of payment to the Guarantee of such Guarantor.

     "SIGNIFICANT SUBSIDIARY" means the Issuer and any other Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

     "SIMILAR BUSINESS" means insurance brokering, risk management consulting, insurance agency, employee benefit consulting and any activities or businesses incidental or directly related or similar thereto, or any line of business engaged in by the Company or its Subsidiaries on the Issuance Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

     "SPONSOR PROMISSORY NOTE" means the subordinated promissory note dated as of July 22, 1998, issued by Trinity in favor of an affiliate of KKR in an amount not to exceed $575,000,000.

     "SUBORDINATED BRIDGE AGREEMENT" means the Senior Subordinated Loan Agreement dated as of November 19, 1998, among the Company, USGP, the Issuer, the Lenders from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent.

     "SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

     "SUBORDINATED NOTE OBLIGATIONS" means any principal of, premium, if any, and interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, together with and including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     "TA II" means TA II Limited, a company with limited liability organized under the laws of England and Wales.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "TOTAL REVENUES" means the total operating revenues of the Company and its Restricted Subsidiaries, as shown on the most recent annual income statement of the Company.

     "TRANSACTIONS" has the meaning given to it in the Offering Memorandum.

     "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

     "TRINITY" means Trinity Acquisition plc, a public limited company organized under the laws of England and Wales.

     "TRINITY HEDGING OBLIGATIONS" means Hedging Obligations of Trinity (other than Hedging Obligations entered into for speculative purposes) having an aggregate notional amount at any time outstanding not in excess of $1,175,000,000 less the notional amount of any Facility Hedging Obligations outstanding at such time.

     "TRINITY INTERCOMPANY NOTE" means any note issued by Trinity in favor of the Company or a Restricted Subsidiary (a) in consideration of the issuance of a Group Intercompany Note or (b) in connection with the making of a loan to Trinity by the Company or such Restricted Subsidiary (other than with respect to Interim Refinancing Indebtedness), PROVIDED that all the proceeds received by Trinity from such loan, if any, are immediately used to make a loan to the Company or a Restricted Subsidiary pursuant to a Group Intercompany Note.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "TRUST OFFICER" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

     "U.K. SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that is organized under the laws of England and Wales.

     "UNRESTRICTED SUBSIDIARY" means (i) Sovereign Marine & General Insurance Company Limited, in provisional liquidation ("Sovereign"), (ii) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), PROVIDED that (a) any Unrestricted Subsidiary (other than Sovereign) must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be so designated and
(II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.03(a) or (ii) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the foregoing provisions.

     "USGP" means Willis Corroon Partners, a Delaware general partnership.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any person means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.



                  SECTION 1.02.  OTHER DEFINITIONS.

                                                                                     Defined in
                    Term                                                              Section
                    ----                                                             ----------

"Affiliate Transaction"..........................................................          4.07
"Asset Sale Offer"...............................................................          4.06(b)




"Asset Sale Purchase Date".......................................................          4.06(b)(ii)
"Bankruptcy Law".................................................................          6.01
"Change of Control Offer"........................................................          4.08(a)
"Change of Control Payment"......................................................          4.08(a)
"Change of Control Payment Date".................................................          4.08(b)
"covenant defeasance option".....................................................          8.01(b)
"CUSIP".........................................................................           2.13
"Custodian"......................................................................          6.01
"Event of Default"...............................................................          6.01
"Excess Proceeds"................................................................          4.06(b)
"incur"..........................................................................          4.03(a)
"Guaranteed Obligations".........................................................          11.01
"legal defeasance option"........................................................          8.01(b)
"Legal Holiday"..................................................................          13.08
"non-payment default"............................................................          10.03
"Offered Price"..................................................................          4.06(b)
"Paying Agent"...................................................................          2.04
"Payment Blockage Notice"........................................................          10.03
"Payment Blockage Period"........................................................          10.03
"payment default"................................................................          10.03
"protected purchaser"............................................................          2.08
"Refinancing Indebtedness".......................................................          4.03(b)(xv)
"Refunding Capital Stock"........................................................          4.04(b)(ii)
"Registrar"......................................................................          2.04
"Restricted Payments"............................................................          4.04(a)
"Retired Capital Stock"..........................................................          4.04(b)(ii)
"Successor Company"..............................................................          5.01(a)(i)
"Successor Guarantor"............................................................          5.01(b)(i)
"Transfer Agent".................................................................          2.07


          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer, any Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.01. PRINCIPAL AMOUNT AND MATURITY. (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $550,000,000.

          (b) All Notes shall mature on the Maturity Date.

          SECTION 2.02. FORM AND DATING. Certain provisions relating to the Initial Notes, Exchange Notes and the Private Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee's certificate of authentication and (ii) Private Exchange Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and any other Notes issued other than as Transfer Restricted Notes (as defined in the Appendix) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication.

          SECTION 2.03. EXECUTION AND AUTHENTICATION. One or more Officers shall sign the Notes for the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. REGISTRAR AND PAYING AGENT. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian (as defined in the Appendix) with respect to the Global Notes. In the event that Definitive Notes (as defined in the Appendix) are issued, the Issuer shall also appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent. Upon the issuance of Definitive Notes, Holders will be able to receive principal, premium, if any, and interest with respect to the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such Paying Agent, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

          The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent or Registrar.

          The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or

(2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

          SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.07. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8- 401(a)(l) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

          If Definitive notes are issued, the Issuer will appoint and maintain a transfer agent (the "Transfer Agent") in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange, at which office a Holder of a Definitive Note will be able to surrender its note for registration of transfer. The Issuer will be able to terminate at any time the appointment of Transfer Agent and appoint additional or other Transfer Agents. Notice of such termination or appointment and of any change in the specified office of a Transfer Agent will be provided in the manner described in Section 13.02 of this Indenture.

          Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          SECTION 2.08. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8- 303 of the Uniform Commercial Code (a "PROTECTED PURCHASER") and
(iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Issuer.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

          SECTION 2.09. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

          SECTION 2.10. TEMPORARY NOTES. In the event that Definitive Notes (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. In addition, the Temporary Regulation S Global Note (as defined in the Appendix) may also be issued in temporary form.

          SECTION 2.11. CANCELATION. The Issuer at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Notes to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

          SECTION 2.12. DEFAULTED INTEREST. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. "CUSIP" OR "ISIN" NUMBERS. The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" or "ISIN" numbers. The Issuer shall promptly notify the Trustee after the Issuer becomes aware, through written notice, of a change in the "CUSIP" or "ISIN" numbers.


                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

          The Issuer shall give each notice to the Trustee provided for in this Section at least 30 but not more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED that no Notes of $1,000 or less shall be purchased or redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before the Redemption Date, the Issuer, or the Trustee at the Issuer's direction, shall (a) publish a notice of redemption in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (b) in the case of Definitive Notes, shall also mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at such Holder's registered address; PROVIDED that in the event the Trustee is to mail such notice, the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate (which may be the same Officers' Certificate required by Section 3.01) requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of accrued interest to the Redemption Date;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed (or the portion thereof);

          (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

          (7) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that if the Redemption Date is after a regular record date or a special record date and on or prior to the interest payment date, the accrued interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancelation.

          SECTION 3.06. NOTES REDEEMED IN PART. A new Note in principal amount equal to the unredeemed portion of any Note redeemed in part shall be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the Redemption Date unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on Notes or portions thereof called for redemption.


                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

          The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that neither the Company nor the Issuer may be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission), (a) within 90 days after the end of each fiscal year, annual reports on Form 20-F (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, which shall contain all quarterly information that would be required to be contained in Form 10-Q (or any successor or comparable form); (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor or comparable form); and (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act; PROVIDED that all such information may be prepared in accordance with GAAP but shall contain a reconciliation to United States generally accepted accounting principles and PROVIDED, FURTHER, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, PROVIDED, HOWEVER, that in order for the provisions of clause (a) above to be deemed satisfied with respect to 1998, such Exchange Offer Registration Statement or Shelf Registration Statement must include audited financial statements for the year 1998.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including both the Company's and the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.03. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "INCUR" and collectively, an "INCURRENCE") with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and the Issuer and any Restricted Subsidiary that is a Guarantor may incur Indebtedness, issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company's and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

          (b) The foregoing limitations shall not apply to:

               (i) the existence of Indebtedness under Credit Facilities on the Closing Date together with the incurrence by the Company, the Issuer or any other Restricted Subsidiary of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $675.0 million outstanding at any one time; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries (other than the Issuer or any Guarantor) pursuant to this clause (b)(i) may not exceed $150.0 million outstanding at any one time;

               (ii) the incurrence by the Issuer of Indebtedness represented by the Notes;

               (iii) Existing Indebtedness (other than Indebtedness described in clauses (b)(i) and (b)(ii));

               (iv) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (b)(iv) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (b)(iv), does not exceed the greater of (A) $50.0 million and (B) 5% of Total Revenues.

               (v) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

               (vi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

               (vii) Indebtedness of the Company to a Restricted Subsidiary; PROVIDED that any such Indebtedness is subordinated in right of payment to the Notes; PROVIDED FURTHER that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

               (viii) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; PROVIDED that (A) any such Indebtedness is made pursuant to an intercompany note and (B) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; PROVIDED FURTHER that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

               (ix) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

               (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

               (xi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

               (xii) Indebtedness of any Guarantor in respect of such Guarantor's Guarantee;

               (xiii) Indebtedness and Disqualified Stock of the Company or any Restricted Subsidiary not otherwise permitted under this Section 4.03 in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause (b)(xiii), does not at any one time outstanding exceed the sum of (a) $250 million and (b) 100% of the net cash proceeds received by the Company or the Issuer since immediately after the Closing Date from the issue or sale of Equity Interests of the Company, any of its direct or indirect parent corporations or the Issuer or net cash proceeds contributed to the capital of the Company or the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses

          (3)(ii) and (3)(iii) of Section 4.04(a) to the extent such net cash proceeds have not been applied pursuant to such clauses to make Restricted Payments or to make other payments or exchanges pursuant to
          Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (b)(i) and (b)(iii) of the definition thereof) (it being understood that any Indebtedness incurred under this clause (xiii) shall cease to be deemed incurred or outstanding for purposes of this clause (xiii) but shall be deemed to be incurred for purposes of Section 4.03(a) from and after the first date on which the Company could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xiii));

               (xiv) (i) any guarantee by the Company or the Issuer of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, (ii) any guarantee by a Restricted Subsidiary of Indebtedness of the Company or the Issuer or of the Trinity Hedging Obligations or the Facility Hedging Obligations, PROVIDED that such guarantee is incurred in accordance with Section 4.11 or (iii) any guarantee by the Issuer of the Trinity Hedging Obligations or the Facility Hedging Obligations;

               (xv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness incurred as permitted under Section 4.03(a) and clauses
          (ii), (iii) and (iv) of this Section 4.03(b), this clause (xv) and clause (xvi) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "REFINANCING INDEBTEDNESS") prior to its respective maturity; PROVIDED, HOWEVER, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or PARI PASSU to the Notes, such Refinancing Indebtedness is subordinated or PARI PASSU to the Notes at least to the same extent as the Indebtedness being refinanced or refunded and (C) shall not include
          (x) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and PROVIDED FURTHER that subclauses (A) and (B) of this clause (xv) shall not apply to any refunding or refinancing of any Senior Indebtedness;

               (xvi) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; PROVIDED that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and PROVIDED FURTHER that after giving effect to such acquisition or merger, either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (B) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger. Notwithstanding the foregoing, the second proviso of the immediately preceding sentence shall not apply to Indebtedness outstanding on the Closing Date of Associates of the Company on the Closing Date that are acquired by the Company or any Restricted Subsidiary or merged into a Restricted Subsidiary;

               (xvii) Indebtedness in respect of the Group Intercompany Notes, PROVIDED that any subsequent transfer of a Group Intercompany Note by Trinity to a Person other than the Company or a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness:

               (xviii) Indebtedness in respect of a Convertible Loan, PROVIDED that any subsequent transfer of a Convertible Loan by Trinity to a Person other than the Company or a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness;

               (xix) Indebtedness under any BACS Facility entered into in the ordinary course of business;

               (xx) Indebtedness incurred in relation to arrangements made in the ordinary course of business to facilitate the operation of bank accounts on a net balance basis for the calculation of interest;

               (xxi) short-term Indebtedness from banks incurred in the ordinary course of business pursuant to a facility required in order to comply with, or otherwise falling within, paragraph 25 (2) of the Lloyds Brokers By-law (No. 5 of 1988) (or any other by-law or regulation issued by Lloyds from time to time with which the relevant company is required to comply); and

               (xxii) any guarantee facility entered into in the ordinary course of business and consistent with industry custom provided in relation to employees of the Company or any Restricted Subsidiary who are Lloyds names.

          (c) For purposes of determining compliance with Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxii) of this Section 4.03(b) or is entitled to be incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.03 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.03(a) except as otherwise set forth in clause (xiii). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.03.

          (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; PROVIDED that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the Issuance Date shall be calculated based on the relevant currency exchange rate in effect on September 30, 1998, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:
(i) declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (vii), (viii) and (xvii) of Section 4.03(b) or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); (iv) make any Restricted Investment; or (v) pay any principal of or interest on any Group Intercompany Note unless such amount is immediately repaid to the Company or a Restricted Subsidiary in respect of the principal of, or interest on, any Trinity Intercompany Note or pay any amount in respect of a Convertible Loan (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to
     Section 4.03(a); and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof), (iv) (only to the extent that amounts paid pursuant to such clause are greater than amounts that could have been paid pursuant to such clause if $6 million and $12 million were substituted in such clause for $12.5 million and $25 million, respectively), (vi), (ix), (x) and (xiv) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1999, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities and Qualified Proceeds received by the Company or the Issuer since immediately after the Closing Date from the issue or sale of (x) Equity Interests of the Company or the Issuer (including Retired Capital Stock (as defined below), but excluding cash proceeds, marketable securities and Qualified Proceeds received from the sale of (A) Equity Interests (1) to members of management, directors or consultants of the Company or the Issuer, any direct or indirect parent corporation of the Issuer and the Company's Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.04(b)(iv) or (2) pursuant to the Contribution Agreement and
     (B) Designated Preferred Stock) and, to the extent actually contributed to the Company or the Issuer, Equity Interests of the Company's direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations) or (y) debt securities (other than that portion of the Convertible Loan made with the proceeds of Interim Refinancing Indebtedness) of the Company or the Issuer that have been converted into such Equity Interests of the Company or the Issuer; PROVIDED, HOWEVER, that this clause (ii) shall not include the proceeds from Refunding Capital Stock (as defined below), Equity Interests or convertible debt securities of the Company or the Issuer sold to a Restricted Subsidiary or the Company, as the case may be, Disqualified Stock or debt securities that have been converted into Disqualified Stock), PLUS (iii) 100% of the aggregate amount of cash, marketable securities and Qualified Proceeds contributed to the capital of the Company or the Issuer following the Closing Date (other than by a Restricted Subsidiary or the Company), PLUS (iv) 100% of the aggregate amount received in cash, the fair market value of marketable securities and Qualified Proceeds (other than Restricted Investments) received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (vii) or (xi) of Section 4.04(b) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary PLUS (v) in the case of the redesignation of an Unrestricted Subsidiary as, or an Associate becoming, a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary or Associate, as the case may be, as determined by the Board of Directors in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary or such Associate was made by the Company or a Restricted Subsidiary pursuant to clauses (vii) or (xi) of Section 4.04(b) or to the extent such Investment constituted a Permitted Investment).

          (b) The foregoing provisions shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("RETIRED CAPITAL STOCK") or Subordinated Indebtedness of the Company, or any Equity Interests of any direct or indirect parent corporation of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of, Equity Interests of the Company or the Issuer (in each case, other than any Disqualified Stock) ("REFUNDING CAPITAL STOCK") and (b) the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent corporation of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or the Issuer, as the case may be, which is incurred in compliance with Section 4.03 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (PLUS the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company, any of its direct or indirect parent corporations or the Issuer held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; PROVIDED, HOWEVER, that the aggregate Restricted Payments made under this
     Section 4.04(b)(iv) do not exceed in any calendar year $12.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $25.0 million in any calendar year); PROVIDED FURTHER that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Company, the Issuer and, to the extent contributed to the Company or the Issuer, Equity Interests of any of the Company's direct or indirect parent corporations, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Closing Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3) PLUS (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Closing Date less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 4.04(b)(iv); and PROVIDED FURTHER that cancelation of Indebtedness owing to the Company or the Issuer from members of management of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company, any of its direct or indirect parent corporations or the Issuer shall not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

          (v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company, the Issuer or any other Guarantor issued in accordance with Section 4.03 to the extent such dividends are included in the definition of Fixed Charges;

          (vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or the Issuer after the Closing Date, (B) the declaration and payment of dividends to a direct or indirect parent corporation of the Company, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date (PROVIDED that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock) or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); PROVIDED, HOWEVER, in each case, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (vii) Investments in Unrestricted Subsidiaries and Associates (or Persons that become Associates as a result of such Investments) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or do consist of distributions made pursuant to Section 4.04(b)(xiii) below), not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (ix) the payment of dividends on the Company's Common Stock or the Issuer's Common Stock, following the first public offering of the Company's Common Stock, the Issuer's Common Stock or the Common Stock of any of its direct or indirect parent corporations after the Closing Date, of up to 6% per annum of the net proceeds received by the Company or the Issuer in such public offering, other than public offerings with respect to the Company's Common Stock or the Issuer's Common Stock registered on Form S-8;

          (x) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any direct or indirect parent corporation of the Company in existence on the Closing Date and which are not held by KKR, the Consortium or any of their Affiliates on the Closing Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), PROVIDED that the Company and its Restricted Subsidiaries shall be permitted to make Restricted Payments under this Section 4.04(b)(x) only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); PROVIDED FURTHER that notwithstanding the foregoing, the Company and the Restricted Subsidiaries shall be permitted to make Restricted Payments in an amount not to exceed $20.0 million to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any direct or indirect parent corporation of the Company held by the Consortium;

          (xi) Investments that are made with Excluded Contributions;

          (xii) other Restricted Payments in an aggregate amount not to exceed $25.0 million;

          (xiii) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (x) of the definition of Permitted Investments);

          (xiv) cash dividends or other distributions on the Company's Capital Stock used to, or loans the proceeds of which will be used to, (A) fund the payment of dividends (at a rate per annum not to exceed 8-1/2%) on the Consortium Preferred Stock (whether such dividends have accrued during the then-current fiscal year or any previous fiscal year) or (B) repay amounts outstanding under the Guaranteed Loan Notes;

          (xv) loans in respect of Interim Refinancing Indebtedness or the declaration and payment of dividends on the Closing Date to Trinity in an amount equal to the aggregate outstanding principal amount of and accrued and unpaid interest on, the Interim Financings and indebtedness of the Company and its Subsidiaries existing on the Closing Date and required to be repaid under the Senior Credit Facilities, the proceeds of which were used by Trinity to repay the Interim Financings and such other indebtedness;

          (xvi) the declaration and payment of dividends to, or the making of loans to, Trinity in an amount not to exceed the amount of principal and interest then due and payable on the Interim Refinancing Indebtedness, PROVIDED that the full amount of such dividend or loan is immediately repaid in cash to the Company or any Restricted Subsidiary;

          (xvii) the declaration and payment of dividends by the Company to, or the making of loans to, its parent corporation in amounts required for the Company's direct or indirect parent corporations to pay (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence, (B) federal, state and local income taxes (and analogous taxes in the United Kingdom) to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries (and, to the extent of the amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries), (C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent corporation of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries and (D) general corporate overhead expenses of any direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Subsidiaries;

          (xviii) cash dividends or other distributions on the Company's Capital Stock used to, or the making of loans to Trinity the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by Section 4.07;

          (xix) distributions or payments of Receivables Fees;

          (xx) the making of loans in respect of Trinity Intercompany Notes;

          (xxi) the declaration and payment of dividends to, or the making of loans to, Trinity in an amount not to exceed the amount of principal and interest then due and payable on the Trinity Intercompany Notes, PROVIDED that the full amount of such dividend or loan is immediately repaid in cash to the Company or any Restricted Subsidiary; or

          (xxii) cash dividends or other distributions on the Company's Capital Stock used to, or loans made to Trinity to, fund the payment of net amounts required to be paid pursuant to any Trinity Hedging Obligations.

          As of the Issuance Date, all of the Company's Subsidiaries (other than Sovereign Marine and General Insurance Company, in provisional liquidation) shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary". For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time (whether pursuant to Section 4.04(a) or under clauses (vii), (xi) and (xii) of Section 4.04(b)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

          SECTION 4.05. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than the Issuer) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

               (1) contractual encumbrances or restrictions in effect on the Closing Date, including, without limitation, pursuant to Existing Indebtedness or the Senior Credit Facilities and their related documentation;

               (2) this Indenture and the Notes;

               (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

               (4) applicable law or any applicable rule, regulation or order;

               (5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

               (6) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

               (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

               (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

               (9) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 4.03;

               (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

               (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

               (12) customary restrictions on fiduciary cash held by the Company's Subsidiaries;

               (13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 4.05 above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

               (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company or the Issuer, as the case may be, are necessary or advisable to effect such Receivables Facility.

          SECTION 4.06. ASSET SALES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company, or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of
(x) $100.0 million or (y) 10% of Total Revenues at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose.

     (b) Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may (i) apply the Net Proceeds from such Asset Sale to permanently reduce (x) Obligations under the Senior Credit Facilities (and to correspondingly reduce commitments with respect thereto), (y) other Senior Indebtedness or Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto)

(PROVIDED that if the Issuer shall so reduce Obligations under Senior Subordinated Indebtedness, it shall equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid) or (z) Indebtedness of a Restricted Subsidiary (other than Indebtedness owed to the Company or another Restricted Subsidiary), (ii) apply the Net Proceeds from such Asset Sale to an investment in any one or more businesses (PROVIDED that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Company or a Restricted Subsidiary, as the case may be, owning all the Capital Stock of such business), capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) apply the Net Proceeds from such Asset Sale to an investment in any one or more businesses (PROVIDED that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Company or a Restricted Subsidiary, as the case may be, owning all the Capital Stock of such business), properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale. Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of this paragraph shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "OFFERED PRICE"). The Issuer shall commence an Asset Sale Offer with respect to the Excess Proceeds within ten Business Days after the date on which Excess Proceeds exceeds $15.0 million, by mailing a notice to each Holder, with a copy to the Trustee, stating:

          (i) that the Holder has the right to require the Issuer to repurchase such Holder's Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

          (ii) the date of purchase of Notes pursuant to the Asset Sale Offer (the "ASSET SALE PURCHASE DATE"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (iii) that the Offered Price shall be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date, PROVIDED that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

          (iv) any Note not tendered shall continue to accrue interest pursuant to its terms;

          (v) that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, PROVIDED that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that the Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (viii) the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 4.06.

     (c) To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 4.06(d). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) If less than all of the Notes are to be redeemed at any time or if more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for redemption or purchase, as the case may be, shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED that no Notes of $1,000 or less shall be purchased in part.

     (e) Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Asset Sale Purchase Date or redemption date to each Holder of Notes to be purchased or redeemed at such Holder's registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part shall be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

     (f) Pending the final application of any Net Proceeds pursuant to this
Section 4.06, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.

     (g) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

          SECTION 4.07. TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "AFFILIATE TRANSACTION") involving aggregate payments or consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with Section 4.07(a)(i).

     (b) The foregoing provisions shall not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by Section 4.04; (iii) the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to KKR and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i); (vii) payments or loans to employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith; (viii) any agreement as in effect as of the Closing Date (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; (x) the Transactions and the payment of all fees and expenses related to the Transactions; (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (xii) the issuance of Equity Interests (other than

Disqualified Stock) of the Company or the Issuer to any Permitted Holder; (xiii) any transaction between the Company or any Restricted Subsidiary and any Associate, including any transaction pursuant to which an Associate becomes a Restricted Subsidiary; and (xiv) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

          SECTION 4.08. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a price in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     (b) Within 30 days following any Change of Control, the Issuer shall (i) publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and in the case of Definitive Notes, shall also mail a notice to each Holder, with a copy to the Trustee, with the following information: (1) a Change of Control Offer is being made pursuant to this Section 4.08 and all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "CHANGE OF CONTROL PAYMENT DATE"); (3) any Note not properly tendered shall remain outstanding and continue to accrue interest;
(4) unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes completed, to the paying agent (which, if Definitive Notes are issued, will include a Paying Agent in Luxembourg) specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, PROVIDED that the Paying Agent (which, if Definitive Notes are issued, will include a Paying Agent in Luxembourg) receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     (c) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancelation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer. The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) Prior to complying with the provisions of this Section 4.08, but in any event within 30 days following a Change of Control, the Issuer shall either repay all its outstanding Senior Indebtedness that prohibits the Issuer from repurchasing Notes in a Change of Control Offer or obtain the requisite consents, if any, under any outstanding Senior Indebtedness in each case necessary to permit the repurchase of the Notes required by this Section 4.08.

     (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

          SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall (i) deliver to the Trustee within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 1999, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period and (ii) within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company or any Guarantor, deliver to the Trustee a statement specifying such Default or Event of Default. The certificate or statement shall describe the Default, if any, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

          SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company or the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES. (a) The Company shall not permit any Domestic Subsidiary or U.K. Subsidiary of the Company that is not a Subsidiary of the Issuer or any Domestic Subsidiary of the Issuer (in each case, other than any such Restricted Subsidiary created in connection with a Receivables Facility) to guarantee the payment of any Indebtedness of the Company or the Issuer unless (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Company or the Issuer (1) if the Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness under this Indenture and (2) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; (B) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and (C) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (1) such Guarantee of the Notes has been duly executed and authorized and (2) such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; PROVIDED that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary (x) that (1) existed at the time such Person became a Restricted Subsidiary and (2) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) that guarantees the payment of Obligations of the Company, the Issuer or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, PROVIDED that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and PROVIDED FURTHER that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

     (b) Notwithstanding the provisions of Section 4.11(a) and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's or the Issuer's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee by such Restricted Subsidiary that is a Subsidiary of the Issuer which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

          SECTION 4.12. LIENS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured (or senior to, in the event the Lien relates to Subordinated Indebtedness) with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     (b) No Guarantor shall directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness of such Guarantor on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Guarantee of such Guarantor is equally and ratably secured (or senior to, in the event the Lien relates to Subordinated Indebtedness) with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

          SECTION 4.13. LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Company shall not, and shall not permit any Issuer or any other Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, the Issuer or any Guarantor, as the case may be, unless such Indebtedness is either (a) PARI PASSU in right of payment with the Notes or the Company's or such other Guarantor's Guarantee, as the case may be, or (b) subordinate in right of payment to the Notes, or the Company's or such other Guarantor's Guarantee, as the case may be.

          SECTION 4.14. ADDITIONAL AMOUNTS. At least 10 days prior to the first date on which a payment of principal, redemption price, interest, liquidated damages or premium is to be made by the Company with respect to a Guarantee, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.14, the Company will furnish the Trustee and all Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and any Paying Agent whether such payment with respect to a Guarantee shall be made to the Holders without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (collectively "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any such withholding or deduction shall be required, then such Officer's Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and certify that the Company has remitted or will remit any required withholding payments to the appropriate governmental authority or authorities, as the case may be, and the Company shall pay to the Trustee or the Paying Agent the Additional Amounts pursuant to Paragraph 2 of the Initial Notes, the Exchange Notes or the Private Exchange Notes, as applicable.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

          SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS. (a) Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (i) the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of (A) in the case of the Company, the United Kingdom or the United States, any state thereof, the District of Columbia, or any territory thereof or (B) in the case of the Issuer, the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY");

          (ii) the Successor Company (if other than the Company or the Issuer) expressly assumes all the obligations of the Company or the Issuer, as the case may be, under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such Ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

          (v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(a)(ii) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

          (vi) the Company or the Issuer, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall succeed to, and be substituted for, the Company or the Issuer, as the case may be, under this Indenture and the Notes. Notwithstanding Section 5.01(a) (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or the Issuer and (b) the Company or the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company or the Issuer in another State of the United States so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

          (b) Subject to the provisions of Section 11.02(b), each Guarantor other than the Company shall not, and the Company shall not permit any other Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of (A) England and Wales or (B) the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR");

          (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Subject to the provisions of Section 11.02(b), the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Guarantee.

          Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs if:

          (1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes whether or not such payment shall be prohibited by Article 10;

          (2) the Issuer defaults in the payment when due of interest on or with respect to the Notes whether or not such payment shall be prohibited by
     Article 10 and such default continues for a period of 30 days;

          (3) the Company, the Issuer or any Guarantor defaults in the performance, or breaches any covenant, warranty or other agreement contained in this Indenture or any Guarantee (other than a default in the performance, or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) of this Section 6.01) and such default or breach continues for a period of 30 days after the notice specified below;

          (4) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary and other than any Group Intercompany Note, PROVIDED that such Group Intercompany
     Note is held by Trinity at such time), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25 million or more at any one time outstanding;

          (5) the Company, the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and:

               (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

               (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

               (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

     PROVIDED that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any of its Significant Subsidiaries;

          (7) The failure by the Company, the Issuer or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

          (8) The Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any Officer of the Company or any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture).

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

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                                                                              51

          The term "BANKRUPTCY LAW" means (i) the U.K. Insolvency Act 1986 as supplemented or amended together with all rules, regulations and instruments made thereunder and applicable United Kingdom law relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and (ii) Title 11, UNITED STATES CODE, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, administrator, administrative receiver, custodian or similar official under any Bankruptcy Law.

          A Default under clause (3) above is not an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

          The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (4) or (8) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3) or (7), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If any Event of Default (other than of a type specified in clause Section 6.01(5) or (6)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred under this Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Credit Facilities as communicated to the Trustee by the Representative or (ii) five Business Days after the giving of written notice to the Issuer and the administrative agent under the Senior Credit Facilities of such acceleration. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(5) or (6), all outstanding Notes shall IPSO FACTO become due and payable without further action or notice.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences except (i) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. In the event of any Event of Default specified in Section 6.01(4), such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 30% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and may participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any liquidated damages and interest, respectively, except that payment shall first be made to the holders of Senior Indebtedness to the extent required by Article 10; and

          THIRD: to the Issuer or any other obligor on the Notes.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. None of the Company, the Issuer or the Guarantors (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the

Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to recalculate or verify the contents thereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Officer of the Trustee, and such notice references the Securities and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.


          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the first anniversary of this Indenture, and in any event prior to May 15 in each subsequent year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon from time to time between the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and each Guarantor, if any, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          The Trustee's right to receive payment of any amounts due under this
Section 7.07 shall not be subordinated to any other liability or indebtedness of the Issuer (even though the Notes may be so subordinated).

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

          The Issuer's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.



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                                                                              58

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer and each Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDed, HOWEVer, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE. (a) Subject to Section 8.01(c), this Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancelation; or (b) (i) all such Notes not theretofore delivered to such Trustee for cancelation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancelation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (iii) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes; and (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture upon the occurrence of the foregoing.

          (b) Subject to Sections 8.01(c) and 8.02, the Company or the Issuer at any time may terminate (i) all of its obligations under the Notes, the Guarantees and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12 and 4.13 and the operation of Sections 5.01, 6.01(3), 6.01(4),
6.01(5) (with respect to Significant Subsidiaries of the Company only), 6.01(6) (with respect to Significant Subsidiaries of the Company only), 6.01(7) and 6.01(8) and Articles 11 and 12 ("COVENANT DEFEASANCE OPTION"). The Company or the Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company or the Issuer terminates all of its obligations under the Notes and this Indenture by exercising either its legal defeasance option or its covenant defeasance option, the obligations under any Guarantee under Articles 11 and 12 shall each be terminated simultaneously with the termination of such obligations.

          If the Company or the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3) (as such Section relates to Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10, 4.11, 4.12 and 4.13), 6.01(4), 6.01(5) (with respect to Significant
Subsidiaries of the Company only), 6.01(6) (with respect to Significant Subsidiaries of the Company only), 6.01(7) and 6.01(8) or because of the failure of the Company or the Issuer to comply with Section 5.01.

          Upon satisfaction of the conditions set forth herein and upon request of the Company or the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Company or the Issuer terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 6.07, 7.07,
7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's and the Issuer's obligations in Sections 7.07, 8.04 and 8.05 shall survive.



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                                                                              60

          SECTION 8.02. CONDITIONS TO DEFEASANCE. In order to exercise either legal defeasance or covenant defeasance with respect to the Notes:

          (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the stated maturity date or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or interest on the outstanding Notes;

          (ii) in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (iii) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

          (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

          (vi) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

          (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and


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                                                                              61

          (viii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04. REPAYMENT TO ISSUER. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Issuer, any Guarantor (with respect to a Guarantee or the supplemental indenture to which it is a party) and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4) to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders;

          (5) to add Guarantees with respect to the Notes or to secure the Notes;

          (6) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (7) to add covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (8) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (9) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to Article 7; or

          (10) to provide for the issuance of the Exchange Notes and the Private Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; and

          (11) to provide that Trinity become a Guarantor and that all references herein to the Company shall be deemed to be references to Trinity and to effect such other modifications to this Indenture necessary to give effect to the foregoing; PROVIDED that at the time Trinity is added as a Guarantor (and the Company remains a Guarantor), Trinity is a holding company that conducts no operations other than ownership of its subsidiaries (including the Company) and activities incidental thereto.

          After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. WITH CONSENT OF HOLDERS. The Issuer, any Guarantor and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and, subject to Article 6, any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes). However, without the consent of each Noteholder affected, an amendment may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.06 or 4.08);

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration), or in respect of a covenant or provision contained in this Indenture, any Guarantee or the Notes which cannot be amended or modified without the consent of all Holders;

          (v) make any Note payable in money other than that stated in such Notes;

          (vi) make any change to Section 6.04 or 6.07;

          (vii) make any change to the second sentence of this Section 9.02;

          (viii) impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

          (ix) make any change to Article 10 that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective once both
(i) the requisite number of consents have been


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                                                                              64

received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. PAYMENT FOR CONSENT. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  SUBORDINATION

          SECTION 10.01. AGREEMENT TO SUBORDINATE. The Issuer agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Issuer and shall rank senior to all existing and future Subordinated Indebtedness of the Issuer; and only Indebtedness of the Issuer that is Senior Indebtedness of the Issuer shall rank senior to the Notes in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Notes shall be deemed to include the liquidated damages payable pursuant to the provisions set forth in the Notes and the Registration Agreement (as defined in the Appendix). All provisions of this
Article 10 shall be subject to Section 10.12.

          SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness and all outstanding Letter of Credit Obligations shall be fully cash collateralized before the Holders shall be entitled to receive any payment with respect to the Subordinated Note Obligations, and until all Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from the trusts described in Section 8.01).

          SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Issuer shall not make any payment upon or in respect of the Subordinated Note Obligations (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from the trusts described in Section 8.01) until all Senior Indebtedness has been paid in full in cash or Cash Equivalents if (i) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the indenture, agreement or other document governing such Designated Senior Indebtedness (a "PAYMENT DEFAULT") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a "NON-PAYMENT DEFAULT") and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of holders of such Designated Senior Indebtedness. Payments on the Notes, including any missed payments, may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents and all outstanding Letter of Credit Obligations shall have been fully cash collateralized and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "PAYMENT BLOCKAGE PERIOD") or (z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their representative. No new Payment Blockage Period may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the agent under the Senior Credit Facilities), the agent under the Senior Credit Facilities may give another Payment Blockage Notice within such period. In no event, however, shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

          SECTION 10.04. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Issuer shall not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, shall pay the Notes only if this Article 10 otherwise permits payment at that time.

          SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Noteholders that because of this Article 10 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

          SECTION 10.06. SUBROGATION. After all Senior Indebtedness of the Issuer is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Issuer and Noteholders, a payment by the Issuer on such Senior Indebtedness.

          SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Noteholders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

          (1) impair, as between the Issuer and Noteholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Noteholders.

          SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

          SECTION 10.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer may give the


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                                                                              67

notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article 10, and none of the Noteholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

          SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.



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                                                                              68

          SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 10.17. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this
Article 10 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

          SECTION 10.18. DEFEASANCE. The terms of this Article 10 shall not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described in Section 8.03.


                                   ARTICLE 11

                                   GUARANTEES

          SECTION 11.01. GUARANTEES. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Notes when due, whether on the Maturity Date, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of


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                                                                              69

protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement relating to this Indenture or the Notes; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

          Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

          Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Guarantor and is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b) and 11.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement relating to this Indenture or the Notes, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.



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                                                                              70

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in
Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          SECTION 11.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) This Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 11 and Section 5.01(b) upon (i) the merger or consolidation of such Guarantor with or into any Person other than the Issuer or a Subsidiary or Affiliate of the Issuer where such Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale, exchange or transfer to any Person not an Affiliate of the Company of all the Capital Stock in, or all or substantially all the assets of, such Guarantor; PROVIDED, HOWEVER, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06. This Guarantee also shall be automatically released upon the release or discharge of (i) the guarantee of the Senior Credit Facilities, except a discharge or release by or as a result of payment under such guarantee or (ii) the Indebtedness that results in the creation of such Guarantee, as the case may be. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 11.03. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.


                                   ARTICLE 12

                         SUBORDINATION OF THE GUARANTEES

          SECTION 12.01. AGREEMENT TO SUBORDINATE. Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that the obligations of a Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Guarantor. The obligations hereunder with respect to a Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Guarantor and shall rank senior to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein.

          SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor and its properties, an assignment for the benefit of creditors or any marshalling of such Guarantor's assets:

          (1) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Guarantor; and

          (2) until the Senior Indebtedness of such Guarantor is paid in full, any payment or distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear.

          SECTION 12.03. DEFAULT ON SENIOR INDEBTEDNESS OF A GUARANTOR. The Guarantor shall not make any payment upon or in respect of the Subordinated Note Obligations (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness) until all Senior Indebtedness of such Guarantor has been paid in full in cash or Cash Equivalents if (i) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the indenture, agreement or other document governing such Designated Senior Indebtedness (a "PAYMENT DEFAULT") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a "NON-PAYMENT DEFAULT") and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of holders of such Designated Senior Indebtedness. Payments on the Notes, including any missed payments, may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents and all outstanding Letter of Credit Obligations shall have been fully cash collateralized and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "PAYMENT BLOCKAGE PERIOD") or
(z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their representative. No new Payment Blockage Period may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the agent under the Senior Credit Facilities), the agent under the Senior Credit Facilities may give another Payment Blockage Notice within such period. In no event, however, shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

          SECTION 12.04. DEMAND FOR PAYMENT. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11, each such Guarantor or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Guarantor is outstanding, such Guarantor shall not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

          SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Noteholders that because of this Article 12 should not have been made to them, the Noteholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor and pay it over to them as their respective interests may appear.

          SECTION 12.06. SUBROGATION. After all Designated Senior Indebtedness of a Guarantor is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of Designated Senior Indebtedness of such Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Guarantor. A distribution made under this Article 12 to holders of Designated Senior Indebtedness of such Guarantor which otherwise would have been made to Noteholders is not, as between such Guarantor and Noteholders, a payment by such Guarantor on Designated Senior Indebtedness of such Guarantor.

          SECTION 12.07. RELATIVE RIGHTS. This Article 12 defines the relative rights of Noteholders and holders of Designated Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Guarantor and Noteholders, the obligation of a Guarantor, which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by a Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Noteholders.

          SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY A SUBSIDIARY GUARANTOR. No right of any holder of Designated Senior Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 12. A Guarantor, the Registrar, the

Paying Agent, a Representative or a holder of Designated Senior Indebtedness of a Guarantor may give the notice; PROVIDED, HOWEVER, that if an issue of Designated Senior Indebtedness of a Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure of a Guarantor to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 11.

          SECTION 12.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Designated Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Designated Senior Indebtedness of such Guarantor and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Noteholder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Designated Senior Indebtedness of each of


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                                                                              75

the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF A GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF A GUARANTOR ON SUBORDINATION PROVISIONS. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 12.16. DEFEASANCE. The terms of this Article 12 shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described in Section 8.03.


                                   ARTICLE 13

                                  MISCELLANEOUS

          SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. NOTICES. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail addressed or by facsimile as follows:

                          if to the Issuer:

                          Willis Corroon Corporation
                          26 Century Boulevard
                          Nashville, TN 37214

                          Facsimile: (615) 872-3037

                          Attention of: Bart Schwartz, Esq.

                          if to the Company or USGP:

                          Willis Corroon Group Limited
                          10 Trinity Square
                          London EC3P 3AX

                          Facsimile: 44-171-488-8034

                          Attention of: Michael Chitty


                          if to the Trustee:

                          The Bank of New York
                          101 Barclay Street
                          New York, New York 10286

                          Facsimile: (212) 815-5915

                          Attention of: Corporate Trust Administration
                                        International Finance Unit

          The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Notices regarding the Notes (i) shall be published in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURGER WORT)) or (ii) in the case of Definitive Notes, shall be mailed to the Noteholders at their respective addresses as they appear on the registration books of the Registrar (and, so long as the Notes are listed on the Luxemburg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)). Notices given by publication shall be deemed given on the first date on which its publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Notices to the Trustee shall be deemed effective only upon actual receipt.

          SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 13.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 13.10. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          SECTION 13.11. SUCCESSORS. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    WILLIS CORROON CORPORATION,


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    WILLIS CORROON GROUP LIMITED,


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    WILLIS CORROON PARTNERS,
                                    by Willis Corroon Group Limited, its General
                                    Partner,


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK,  as Trustee,


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      APPENDIX A



                      PROVISIONS RELATING TO INITIAL NOTES,
                    EXCHANGE NOTES AND PRIVATE EXCHANGE NOTES


     1. DEFINITIONS

     1.1 DEFINITIONS

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Temporary or Permanent Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "CEDEL" means Cedel Bank, S.A., or any successor securities clearing agency.

          "DEFINITIVE NOTE" means a certificated Initial Note, Exchange Note or Private Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

          "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

          "EUROCLEAR" means the Euroclear Clearance System or any successor securities clearing agency.

          "EXCHANGE NOTES" means the Notes of the Issuer issued in exchange for the Initial Notes pursuant to this Indenture in connection with the Registered Exchange Offer pursuant to the Registration Agreement.

          "GLOBAL NOTES LEGEND" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INITIAL PURCHASERS" means Chase Securities Inc. and Chase Manhattan International Limited.

          "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "PRIVATE EXCHANGE" means an offer by the Issuer, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "PRIVATE EXCHANGE NOTES" means the Notes of the Issuer issued in exchange for the Initial Notes pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

          "PURCHASE AGREEMENT" means the Purchase Agreement dated January 28, 1999, among the Issuer, the Company, USGP and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REGISTERED EXCHANGE OFFER" means the offer by the Issuer, pursuant to the Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "REGISTRATION AGREEMENT" means the Exchange and Registration Rights Agreement dated February 2, 1999, among the Issuer, the Company, USGP and the Initial Purchasers named therein.

          "REGULATION S" means Regulation S under the Securities Act, as amended.

          "REGULATION S NOTES" means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

          "RESTRICTED PERIOD", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issuance Date with respect to such Notes.

          "RESTRICTED NOTES LEGEND" means the legend set forth in Section 2.3(e)(i) herein.

          "RULE 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "RULE 144A" means Rule 144A under the Securities Act, as amended.

          "RULE 144A NOTES" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHELF REGISTRATION STATEMENT" means a registration statement filed by the Issuer in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement.

          "TRANSFER RESTRICTED NOTES" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

          1.2 OTHER DEFINITIONS



         Term:                                               Defined in Section:
         -----                                               -------------------

"Agent Members"...........................................................2.1(b)
"IAI Global Note".........................................................2.1(a)
"Global Notes"............................................................2.1(a)
"Permanent Regulation S Global Note"......................................2.3(d)
"Regulation S Global Notes"...............................................2.1(a)
"Rule 144A Global Note"...................................................2.1(a)
"Temporary Regulation S Global Note"......................................2.1(a)


     2. THE NOTES

     2.1 FORM AND DATING

          The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

          (a) GLOBAL NOTES. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "RULE 144A GLOBAL NOTE") and Regulation S Notes shall be issued initially in the form of one or more temporary global Notes (collectively, the "TEMPORARY REGULATION S GLOBAL NOTE"), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the "IAI GLOBAL NOTE") shall also be issued on the Issuance Date, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Except as set forth in Section 2.3, beneficial ownership interests in the Temporary Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a Permanent Regulation S Global Note (as defined below) or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. Upon the expiration of the Restricted Period, beneficial interests in the Notes represented by the Temporary Regulation S Global Note may be exchanged for interests in the Permanent Regulation S Global Note as described below in Section 2.3(d). The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are each referred to herein as a Global Note and are collectively referred to herein as "GLOBAL NOTES." The Temporary Regulation S Global Note and the Permanent Regulation S Global Note are referred to herein as "REGULATION S GLOBAL NOTES." The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

          The Issuer shall execute and the Trustee shall, in accordance with
Section 2.2 and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

          Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) DEFINITIVE NOTES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

     2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (1) Initial Notes for original issue on the date hereof in an aggregate principal amount of $550,000,000 and (2) the (A) Exchange Notes, for issue only in a Registered Exchange Offer and (B) Private Exchange Notes for issue only in the Private Exchange, in the case of each (A) and (B) pursuant to the Registration Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $550,000,000 except as provided in Section 2.08 of this Indenture.

     2.3 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar with a request:

          (x) to register the transfer of such Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Notes surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

               (B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

               (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Issuer so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, together with a letter substantially in the form of Exhibit C; and

          (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee. In the case of a transfer of an interest in either the Temporary Regulation S Global Note or the Permanent Regulation S Global Note to an interest in a Rule 144A Global Note or IAI Global Note, the transferor must furnish a letter substantially in the form of Exhibit C to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

          (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL NOTE.
(i) Prior to the expiration of the Restricted Period, interests in the Temporary Regulation S Global Note may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Issuer, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Temporary Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note will be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification will no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Temporary Regulation S Global Note may be exchanged for interests in a permanent global security in definitive, fully registered form without the Restricted Note Legend (the "PERMANENT REGULATION S GLOBAL NOTE") upon certification to the Trustee that such interests are owned either by non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or transfer not subject to, the registration requirements of the Securities Act. Upon the expiration of the Restricted Period, the Issuer shall prepare and execute the Permanent Regulation S Global Note in accordance with the terms of this Indenture and deliver it to the Trustee for authentication. The Trustee shall retain the Permanent Regulation S Global Note as Notes Custodian. Any transfers of beneficial ownership interests in the Temporary Regulation S Global Note made in reliance on Regulation S shall thenceforth be recorded by the Trustee by making an appropriate increase in the principal amount of the Permanent Regulation S Global Note and a corresponding decrease in the principal amount of the Temporary Regulation S Global Note. At such time as the principal amount of the Temporary Regulation S Global Note has been reduced to zero, the Trustee shall cancel the Temporary Regulation S Global Note and deliver it to the Issuer.

          (e) LEGEND.

          (i) Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

     ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note will also bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

          (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or such Private Exchange Notes will cease to apply and any requirements that any such Initial Notes or such Private Exchange Notes be issued in global form will continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form will continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes be issued in global form will continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend will cease to apply and the requirements requiring any such Initial Note be issued in global form will continue to apply.

          (f) CANCELATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 3.06, 4.06, 4.08 and 9.05).

          (iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (h) NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global
     Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 DEFINITIVE NOTES

          (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

                          FORM OF FACE OF INITIAL NOTE

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No.

                      9% Senior Subordinated Note due 2009

                                                                CUSIP No. ______

          WILLIS CORROON CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on February 1, 2009.

          Interest Payment Dates: February 1 and August 1.

          Record Dates: January 15 and July 15.

          Additional provisions of this Note are set forth on the following pages of this Note.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                            WILLIS CORROON CORPORATION,

                                            by
                                               ---------------------------------
                                            Name:
                                            Title:




Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.


By:
    --------------------------------
         Authorized Signatory

                      FORM OF REVERSE SIDE OF INITIAL NOTE
                      9% Senior Subordinated Note due 2009


1.  INTEREST

          (a) WILLIS CORROON CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and Additional Amounts, if any, at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          (b) LIQUIDATED DAMAGES. The holder of this Note is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of February 2, 1999, among the Issuer, Willis Corroon Group Limited, Willis Corroon Partners (collectively, the "Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 100 days after the Issuance Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 60 days after publication of the change in law or interpretations, but in no event before 100 calendar days after the Issuance Date), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 240 days after the Issuance Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 90 days after publication of the change in law or interpretations, but in no event before 240 days after the Issuance Date), (iii) the Registered Exchange Offer is not consummated on or prior to 270 days after the Issuance Date (other than in the event the Issuer files a Shelf Registration Statement), or (iv) the Shelf Registration Statement is filed and declared effective within 240 days after the Issuance Date but shall thereafter cease to be effective (at any time that the Issuer is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Issuer and the Guarantors will be jointly and severally obligated to pay liquidated damages to each Holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to .25% per annum (which rate shall be increased by an additional .25% per annum for each subsequent 90-day period that any liquidated damages continue to accrue; PROVIDED that the rate at which liquidated damages accrue may in no event exceed 1.00% per annum) in respect of the Notes constituting Transfer Restricted Notes held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. Notwithstanding the foregoing provisions, the Issuer and the Guarantors may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 60 days in the aggregate, then the Issuer shall be obligated to pay liquidated damages to each Holder of Transfer Restricted Notes in an amount equal to 0.25% per annum (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that liquidated damages continue to accrue; PROVIDED that the rate at which liquidated damages accrue may in no event exceed 1.00% per annum) in respect of the Notes constituting Transfer Restricted Notes. Upon the Issuer declaring that the Shelf Registration Statement is usable after the period of time described in the preceding sentence the accrual of liquidated damages shall cease; PROVIDED, HOWEVER, that if after any such cessation of the accrual of liquidated damages the Shelf Registration Statement again ceases to be usable beyond the period permitted above, liquidated damages shall again accrue pursuant to the foregoing provisions. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Notes" means (i) each Initial Note until the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. The liquidated damages due shall be payable on each interest payment date to the record holder entitled to receive the interest payment to be made on such date.

2.  ADDITIONAL AMOUNTS

          All payments made by the Company with respect to the guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any U.K. Tax Authority, shall at any time be required on any payments made by the Company with respect to the guarantees, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (i) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (ii) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statue, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes; or

          (iii) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

          Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iii) inclusive above.

          References to principal, interest, premium or other amounts payable in respect of the guarantee shall be deemed also to refer to any Additional Amounts which may be payable.

          The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.  METHOD OF PAYMENT

          The Issuer will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered holders of Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.  PAYING AGENT AND REGISTRAR

          Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. In the event that Definitive Notes are issued, the Issuer will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent and Transfer Agent. Upon the issuance of Definitive Notes, Holders will be able to receive principal, premium, if any, and interest with respect to the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such Person, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

5.  INDENTURE

          The Issuer issued the Notes under an Indenture dated as of February 2, 1999, (the "Indenture"), between the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are senior subordinated unsecured obligations of the Issuer limited to $550,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture issued in an aggregate principal amount of $550,000,000. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, incur Indebtedness and issue Disqualified Stock, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make asset sales, guarantee Indebtedness, or incur Indebtedness that is senior to Senior Subordinated Indebtedness but junior to Senior Indebtedness. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuer.


6.  OPTIONAL REDEMPTION

          Except as described below, the Notes will not be redeemable at the Issuer's option prior to February 1, 2004. From and after February 1, 2004, the Notes shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice (as provided under paragraph 8 below), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:


Year                                                            Redemption Price
----                                                            ----------------
2004..........................................................          104.500%
2005..........................................................          103.000%
2006..........................................................          101.500%
2007 and thereafter...........................................          100.000%


          In addition, at any time or from time to time, on or prior to February 1, 2002, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date at a redemption price equal to

109% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the Issuer or used to repay to the Issuer amounts outstanding in respect of the Trinity Intercompany Notes; PROVIDED that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date remains outstanding immediately after the occurrence of each such redemption; PROVIDED FURTHER that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

7.  SINKING FUND

          The Notes are not subject to any sinking fund.

8.  NOTICE OF REDEMPTION

          Notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER
WORT)) and, in the case of Definitive Notes, by also mailing by first-class mail to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, accrued interest and Additional Amounts, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest and Additional Amounts, if any, shall cease to accrue on such Notes (or such portions thereof) called for redemption.

9.  CHANGE OF CONTROL

          Upon a Change of Control, the Issuer shall, subject to certain conditions specified in the Indenture, make an offer to repurchase all of the Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10. SUBORDINATION

          The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Issuer and each Guarantor agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and any supplemental indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

11.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

12.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of it for all purposes.

13.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

14.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15.  AMENDMENT, WAIVER

          Subject to certain exceptions, the Issuer, any Guarantor and the Trustee may amend the Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and, subject to Article 6 of the Indenture, any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to comply with Article 5 of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders; to add Guarantees with respect to the Notes or to secure the Notes; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to Article 7 of the Indenture; or to provide for the issuance of the Exchange Notes or the Private Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

16.  DEFAULTS AND REMEDIES

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Credit Facilities or (ii) five Business Days after the giving of written notice to the Issuer and the administrative agent under the Senior Credit Facilities of such acceleration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

          If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.  TRUSTEE DEALINGS WITH THE ISSUER

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.  NO RECOURSE AGAINST OTHERS

          No director, officer, employee, incorporator or stockholder of the Issuer or of any Guarantor, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

19.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note on
the books of the Issuer. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                     Your Signature:
     --------------------                 ------------------


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                            TRANSFER RESTRICTED NOTES


This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

          (1) / /   to the Issuer; or

          (2) / / pursuant to an effective registration statement under the Securities Act of 1933; or

          (3) / / inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (4) / / outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

          (5) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                    1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

          (6) / / pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                           -------------------------------------
                                           Your Signature

Signature Guarantee:

Date:
     -------------------------------       -------------------------------------
Signature must be guaranteed                   Signature of Signature
by a participant in a                                 Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

------------------------------------------------------------





              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
     -------------------------------       -------------------------------------
                                               NOTICE:  To be executed by
                                                        an executive officer

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The initial principal amount of this Global Note is $[       ]. The
following increases or decreases in this Global Note have been made:


Date of         Amount of decrease in        Amount of increase in       Principal amount of this       Signature of authorized
Exchange        Principal Amount of this     Principal Amount of this    Global Note following such     signatory of Trustee or
                Global Note                  Global Note                 decrease or increase           Notes Custodian





                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                      ASSET SALE / / CHANGE OF CONTROL / /

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE:                    YOUR SIGNATURE:
      ------------------                 ---------------------------------------
                                        (SIGN EXACTLY AS YOUR NAME APPEARS ON
                                        THE OTHER SIDE OF THIS NOTE)


SIGNATURE GUARANTEE:
                    ------------------------------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B


                          FORM OF FACE OF EXCHANGE NOTE

No.                                                                 $__________

                      9% Senior Subordinated Note due 2009

                                                                CUSIP No. ______

          WILLIS CORROON CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto](1) on February 1, 2009.

          Interest Payment Dates: February 1 and August 1.

          Record Dates: January 15 and July 15.




--------

     (1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

          Additional provisions of this Note are set forth on the following pages of this Note.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                            WILLIS CORROON CORPORATION,

                                            by
                                               ---------------------------------
                                            Name:
                                            Title:




Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.


By:
   --------------------------------
         Authorized Signatory











-----------------


*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

                      FORM OF REVERSE SIDE OF EXCHANGE NOTE

                      9% Senior Subordinated Note due 2009


1.  INTEREST

          WILLIS CORROON CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and Additional Amounts, if any, at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  ADDITIONAL AMOUNTS

          All payments made by the Company with respect to the guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any U.K. Tax Authority, shall at made by the Company with respect to the guarantees, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

          (i) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

          (ii) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statue, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes; or

          (iii) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

          Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iii) inclusive above.

          References to principal, interest, premium or other amounts payable in respect of the guarantee shall be deemed also to refer to any Additional Amounts which may be payable.

          The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon request, The Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.  METHOD OF PAYMENT

          The Issuer shall pay interest on the Notes (except defaulted interest) and Additional Amounts, if, any, to the Persons who are registered holders of Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.  PAYING AGENT AND REGISTRAR

          Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. In the event that Definitive Notes are issued, the Issuer will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent and Transfer Agent. Upon the issuance of Definitive Notes, Holders will be able to receive principal, premium, if any, and interest with respect to the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such Person, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

5.  INDENTURE

          The Issuer issued the Notes under an Indenture dated as of February 2, 1999 (the "Indenture"), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are senior subordinated unsecured obligations of the Issuer limited to $550,000,000 million aggregate principal amount at any one time outstanding, of which the entire $550,000,000 in aggregate principal amount were issued on the Issuance Date. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, incur Indebtedness and issue Disqualified Stock, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make asset sales, guarantee Indebtedness, or incur Indebtedness that is senior to Senior Subordinated Indebtedness but junior to Senior Indebtedness. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuer.

6.  OPTIONAL REDEMPTION

          Except as described below, the Notes will not be redeemable at the Issuer's option prior to February 1, 2004. From and after February 1, 2004, the Notes shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice (as provided under paragraph 8 below), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:



Year                                                            Redemption Price
----                                                            ----------------

2004......................................................              104.500%
2005......................................................              103.000%
2006......................................................              101.500%
2007  and thereafter......................................              100.000%



          In addition, at any time or from time to time, on or prior to February 1, 2002, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any ), with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the Issuer or used to repay to the Issuer amounts outstanding in respect of the Trinity Intercompany Notes; PROVIDED that at least 65% of the aggregate principal amount of

Notes originally issued under the Indenture on the Issuance Date remains outstanding immediately after the occurrence of each such redemption; PROVIDED FURTHER that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

7.  SINKING FUND

          The Notes are not subject to any sinking fund.

8.  NOTICE OF REDEMPTION

          Notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER
WORT)) and, in the case of Definitive Notes, by also mailing by first-class mail to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of, accrued interest and Additional Amounts, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest and Additional Amounts, if any, shall cease to accrue on such Notes (or such portions thereof) called for redemption.

9.  CHANGE OF CONTROL

          Upon a Change of Control, the Issuer shall, subject to certain conditions specified in the Indenture, make an offer to repurchase all of the Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  SUBORDINATION

          The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Issuer and each Guarantor agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and any supplemental indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

11.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

12.  PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of it for all purposes.

13.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

14.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15.  AMENDMENT, WAIVER

          Subject to certain exceptions, the Issuer, any Guarantor and the Trustee may amend the Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and, subject to Article 6 of the Indenture, any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to comply with Article 5 of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders; to add Guarantees with respect to the Notes or to secure the Notes; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to Article 7 of the Indenture; or to provide for the issuance of the Exchange Notes and the Private Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

16.  DEFAULTS AND REMEDIES

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Credit Facilities or (ii) five Business Days after the giving of written notice to the Issuer and the administrative agent under the Senior Credit Facilities of such acceleration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

          If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.  TRUSTEE DEALINGS WITH THE ISSUER

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.  NO RECOURSE AGAINST OTHERS

          No director, officer, employee, incorporator or stockholder of the Issuer or of any Guarantor, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

19.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE ISSUER WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note on
the books of the Issuer. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                      ASSET SALE / / CHANGE OF CONTROL / /


          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE ISSUER PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE:                    YOUR SIGNATURE:
      ------------------                 ------------------

                        (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS NOTE)


SIGNATURE GUARANTEE:
                    ---------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT C


                Form of Certificate to be Delivered in Connection
                   with Transfers of Regulation S Global Note




         The Bank of New York
         101 Barclay Street
         New York, NY 10286

         Attention of: Ming Shiang


                            Re:     WILLIS CORROON CORPORATION
                            (the "Issuer") 9% Senior Subordinated
                            Notes due 2009 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $[________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

                              [Name of Transferor]

                              By:
                                 -----------------------
                                 Authorized Signature

                                                                       EXHIBIT D


                                     Form of
                       Transferee Letter of Representation


Willis Corroon Corporation
c/o The Bank of New York
101 Barclay Street
New York, NY 10286



Ladies and Gentlemen:


     This certificate is delivered to request a transfer of [ ] principal amount of the 9% Senior Subordinated Notes due 2009 (the "Notes") of Willis Corroon Corporation (the "Issuer").

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
     ------------------------

Address:
        ---------------------

Taxpayer ID Number:
                   ----------

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional investor under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an Opinion of Counsel, certifications or other information satisfactory to the Issuer and the Trustee.



                                TRANSFEREE:                  ,
                                           -----------------
                                  by:
                                     -----------------------

                                                                       EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE



                      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                dated as of [       ], among [GUARANTOR] (the "New Guarantor"),
                WILLIS CORROON CORPORATION, a Delaware corporation, WILLIS CORROON GROUP LIMITED, a company with limited liability organized under the laws of England and Wales (the "Company"), WILLIS CORROON PARTNERS, a Delaware general partnership ("USGP" and together with the Company, the "Existing Guarantors") and The Bank of New York, a New York banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :

          WHEREAS the Issuer, and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of February 2, 1999, providing for the issuance of an aggregate principal amount of up to $550,000,000 of 9% Senior Notes due 2009 (the "Securities");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 11.06 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT

THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.



          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                       [NEW GUARANTOR],

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILLIS CORROON CORPORATION,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILLIS CORROON GROUP LIMITED,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILLIS CORROON PARTNERS,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       THE BANK OF NEW YORK, as Trustee,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title: